As filed with the Securities and Exchange Commission on April 25, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENEDX HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1966622
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
333 Ludlow Street, North Tower
Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
GENEDX HOLDINGS CORP. AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN
(Full Title of the Plans)

Katherine Stueland
Chief Executive Officer
333 Ludlow Street, North Tower, 6th Floor
Stamford, Connecticut 06902
(Name and Address of Agent For Service)
(800) 298-6470
(Telephone Number, including area code, of agent for service)

Copies to:
Ethan Skerry Per B. Chilstrom Fenwick & West LLP 902 Broadway New York, New York 10010 (212) 430-2600	Katherine Stueland Chief Executive Officer GeneDx Holdings Corp. 333 Ludlow Street, North Tower Stamford, Connecticut 06902 (800) 298-6470
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
On April 14, 2023, at special meeting of the stockholders of GeneDx Holdings Corp., a Delaware corporation (the “Registrant”), the stockholders of the Registrant approved the adoption of an amendment and restatement of the GeneDx Holdings Corp. 2021 Equity Incentive Plan (as amended and restated, the “Restated 2021 EIP”), which reflects amendments to the plan to increase to the available share reserve by 26,000,000 shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).
Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 26,000,000 additional shares of Class A Common Stock available for issuance under the Restated 2021 EIP.
In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s prior registration statements on Form S-8 filed with the Commission on September 27, 2021 (Registration No. 333-259815) (the “First Prior Registration Statement”), January 25, 2022 (Registration No. 333-262338) (including the reoffer prospectus contained therein (which reoffer prospectus superseded and replaced the reoffer prospectus contained in the First Prior Registration Statement), the “Second Prior Registration Statement”), and January 9, 2023 (Registration No. 333-269165) (the “Third Prior Registration Statement”), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report on Form 10-K”), filed with the Commission on March 16, 2023;
(b)the Registrant’s Current Reports on Form 8-K filed with the Commission on January 9, 2023 (but only with respect to Item 5.03, and Exhibits 3.1 and 3.2 thereto), January 30, 2023, February 14, 2023, April 14, 2023 and April 17, 2023;
(c)the disclosure set forth in the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 31, 2022 in the sections entitled “Executive Compensation” beginning on page 36 thereof and “Beneficial Ownership of Securities” beginning on beginning on page 44 thereof; and
(d)the description of  the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 31, 2020, as updated by the description of the Registrant’s Class A Common Stock contained in Exhibit 4.4 to the Registrant’s 2022 Annual Report on Form 10-K, including any subsequent amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Third Amended and Restated Certificate of Incorporation of GeneDx Holdings Corp.	8-K	001-39482	3.1	July 28, 2021
4.2	First Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of GeneDx Holdings Corp.	8-K	001-39482	3.1	May 2, 2022
4.3	Second Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of GeneDx Holdings Corp.	8-K	001-39482	3.1	January 1, 2023
4.4	Third Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of GeneDx Holdings Corp.	8-K	001-39482	3.1	April 17, 2023
4.5	Amended and Restated Bylaws of GeneDx Holdings Corp., as currently in effect.	8-K	001-39482	3.2	January 9, 2023
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for GeneDx Holdings Corp.					X
23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan.	8-K	001-39482	10.1	April 17, 2023
99.2	Form of Stock Option Agreement under the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan.	8-K	001-39482	10.6	July 28, 2021
99.3	Form of RSU Agreement under the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan.	8-K	001-39482	10.7	July 28, 2021
107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 25th day of April, 2023.

GENEDX HOLDINGS CORP.

By:	/s/ Katherine Stueland
Katherine Stueland
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Katherine Stueland and Jason Ryan, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katherine Stueland	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2023
Katherine Stueland

/s/ Kevin Feeley	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	April 25, 2023
Kevin Feeley

/s/ Jason Ryan	Executive Chairman and Director	April 25, 2023
Jason Ryan

/s/ Joshua Ruch	Director	April 25, 2023
Joshua Ruch

/s/ Dennis Charney	Director	April 25, 2023
Dennis Charney

/s/ Eli D. Casdin	Director	April 25, 2023
Eli D. Casdin

/s/ Emily Leproust	Director	April 25, 2023
Emily Leproust

/s/ Keith Meister	Director	April 25, 2023
Keith Meister
	Director	April [24], 2023
/s/ Richard C. Pfenniger, Jr.	Director	April 25, 2023
Richard C. Pfenniger, Jr.

/s/ Rachel Sherman	Director	April 25, 2023
Rachel Sherman